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                                  EXHIBIT 99.1


                         SEVERANCE AGREEMENT AND RELEASE

         This Severance Agreement and Release ("Agreement") is made and entered into on this ___ day of June, 2000, by and between Championship Auto Racing Teams, Inc. (hereinafter referred to as "CART") and Andrew H. Craig (hereinafter referred to as "Craig").

                             BACKGROUND INFORMATION

         A. Craig was employed by CART as its Chairman of the Board of Directors, Chief Executive Officer and President, and also served as a director of CART and an officer and director of various CART subsidiaries and affiliates.

         B. On June 16, 2000, Craig resigned his employment, offices and all service positions with CART and any and all of its subsidiaries and affiliates to explore other business opportunities. CART and Craig now desire to enter into an agreement resolving all matters among them, reciting the following terms and conditions.

         NOW THEREFORE, in consideration of the foregoing and the covenants and conditions contained herein, and other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, CART and Craig hereby agree as follows:

                             STATEMENT OF AGREEMENT
         The parties to this Agreement hereby acknowledge the accuracy of the above Background Information and hereby agree as follows:

         1. Resignation by Craig. Effective as of June 16, 2000, Craig resigns each and every employment, office and service position with CART and its subsidiaries and affiliates, including without limitation his position as an officer, director, Chairman of the Board of Directors, Chief Executive Officer and President of CART.

         2. Termination of Employment Agreement, Stock Option Agreement and Other Agreements and Benefits. CART and Craig hereby agree that this Agreement supersedes the Employment Agreement between them dated December 22, 1997 a copy of which is attached hereto as Exhibit A, the Stock Option Agreement dated March 9, 1998, and any and all other agreements, whether written or oral, made among or between the parties as all such agreements shall be null and void and of no further force and affect, and shall be completely superseded by this Agreement and its terms. As of the above separation date, neither CART nor their respective affiliates shall have any further obligation to Craig with respect to any compensation, payments, or benefits or other rights under any agreements except as provided by this Agreement.

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         3. Payments. As consideration solely for entering into this Agreement, including all of the conditions and covenants contained in Sections 5 and 6 herein, CART hereby agrees to:

         (a) pay to Craig, as a consulting fee, $23,076.92 biweekly, the first payment due June 30, 2000 and the last payment due December 29, 2000, and a monthly payment of $597.42 beginning in July 2000 for a period of six (6) months thereafter, with the last payment in December 2000;

         (b) in the event that at December 31, 2001, Craig is not employed, provide a reimbursement to Craig for medical insurance and dental coverage, for a period of up to six (6) months thereafter, in an amount not to exceed $545.06 for medical and $52.36 for dental insurance;

         (c) maintain Craig's private life insurance policy of $1,000,000 and maintain Craig's disability insurance policy, both policies to expire on December 31, 2000;

         (d) subject to Craig's insurability, as determined by the insurance company, secure an additional $500,000 life insurance policy on Craig's life, which policy shall expire on December 31, 2000;

         (e) provide Craig with the same Mercedes Benz as he was provided with on June 16, 2000, with CART being responsible for all insurance and maintenance, but with Craig being responsible for all gasoline or other expenses. The car shall be provided until December 31, 2000, and shall be subject to any overriding decision made by Mercedes Benz USA pursuant to the agreement between Mercedes Benz USA and CART, which could include return of the vehicle by Craig to Mercedes Benz. If the Mercedes Benz is required to be returned, then CART will provide Craig with another vehicle commensurate with Craig's former status with CART as President and CEO.

         No deductions will be made from the payments or benefit amounts set forth above and CART shall issue Craig a Form 1099 for any payments disbursed as set forth herein. In the event that any assessment or penalty for back employment taxes, penalties or interest or failure to issue the appropriate tax form(s) on these payments is made against CART, for which Craig is responsible, or because Craig has failed to properly pay taxes regarding the payment, Craig agrees to pay any such assessment, including any and all penalties and interest assessed against him or CART and to indemnify and hold CART harmless from any and all claims, damages, causes of action or suits at law or equity relating in any manner to the payments made hereunder to Craig.

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         4. Termination of Stock Option Agreements and Severance Compensation.
Craig and CART agree that effective June 16, 2000, all stock options granted to Craig, whether vested or unvested, including those pursuant to the Stock Option Agreement dated March 9, 1998, shall terminate and become null and void, and Craig shall not claim any benefits with respect to either the vested or unvested stock options under such Stock Option Agreement, as indicated in this Section and above Sections of this Agreement.

         As sole consideration for the cancellation of such stock options, CART shall pay to Craig the total of One Million Two Hundred Thousand Dollars ($1,200,000), with such amount to be paid on or before June 30, 2000, and as a one-time severance payment, One Million Two Hundred Thousand Dollars ($1,200,000) payable on or before January 5, 2001. If requested by Craig, the payment due January 5, 2001 shall be placed in a separate escrow account with all interest being paid to CART. Craig shall be responsible for payment of all escrow fees.

         All amounts to be paid to Craig shall be payable in immediately available funds to an account or accounts designated by Craig.

         CART shall issue Craig a Form 1099 for any payments disbursed as set forth in this Section. CART shall withhold any federal and state income, social security or other taxes from all payments specified in this Section. In the event that any assessment or penalty for back employment taxes, penalties or interest or failure to issue the appropriate tax form(s) on these payments is made against CART, for which Craig is responsible, or because Craig has failed to properly pay taxes regarding the payment, Craig agrees to pay any such assessment, including any and all penalties and interest assessed against him or CART and to indemnify and hold CART harmless from any and all claims, damages, causes of action or suits at law or equity relating in any manner to the payments made hereunder to Craig.

         5. Non-Competition; Non-Solicitation. Craig agrees and acknowledges that reasonable limits of his ability to engage in activities which are competitive with CART are warranted in order to protect CART's trade secrets and proprietary information, and further, are warranted in order to protect CART in developing and maintaining its reputation, good will and status in the marketplace. In that regard, during the period of six (6) months following the date hereof, Craig shall not engage in Competition (hereinafter defined) with CART, its subsidiaries and affiliates. For purposes of this Agreement, "Competition" by Craig shall mean engaged in, or being employed by, or acting as a consultant to, or being an officer, director, principal, shareholder, member, owner or partner in any other business or organization anywhere in North America, a principal business of which (i.e., a source of 20% or more of its revenues) is providing services as a sanctioning body or race organizer or promoter of any open-wheel racing group or series. In addition, for a period of six (6) months following the date hereof, Craig agrees that he will not, for his benefit or the benefit of any other person, firm or entity, solicit the employment or services of any person who is known to Craig to be employed by CART, its subsidiaries and affiliates at that time, provided that Craig shall not be deemed to have solicited

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any employee if that employee (a) first approaches Craig concerning employment or services or (b) responds to a general advertisement or search by an executive search firm.

         6. Assistance in Transition. Craig agrees that for a period of six (6) months from the date hereof, Craig will provide consulting services to CART and/or its affiliates, solely at CART's request, to assist CART in the transition to new officers or other CART personnel. Craig shall not be paid additional consulting fees or compensation in addition to the payments set forth herein, the receipt and sufficiency of which are hereby acknowledged, as the payments set forth herein shall serve as reasonable consideration for the same. Craig will not be required to provide consulting services for more than six (6) days per month during such (6) six-month period and shall be reimbursed for all reasonable expenses associated with travel outside of Detroit, Michigan. The parties acknowledge and agree that Craig will perform such services as an independent contractor and shall have no authority to act on behalf of or to bind CART or its affiliates.

         For such six (6) month period, Craig agrees to reasonably assist CART and/or its affiliates for no more than the six days per month identified in the preceding paragraph, at CART's request, in the prosecution or defense of any litigation currently pending or that may subsequently be initiated that relates in any way to his activities or position as an employee, officer or service provider for CART, including, but not limited to, appearing on behalf of CART to provide assistance or testimony, without judicial process or compensation. Craig shall be reimbursed for all reasonable expenses associated with travel outside of Detroit, Michigan in providing such assistance.

         7. Non-Disclosure; Statements to Third Parties.

                  (a) Except as otherwise agreed to by the parties hereto or as may be required to carry out the terms of this Agreement and to the extent that this Agreement or the terms hereof become publicly known or available because of legally mandated disclosure and filing requirements of the Securities and Exchange Commission or the New York Stock Exchange, the parties will keep this Agreement, its terms, and transactions contemplated hereby confidential and no party hereto, or any of its employees, representatives or agents, will make any public announcements or communicate with any employees of CART regarding the subject matter of this Agreement. CART and Craig will agree on and cooperate in making all public announcements, and no party will make any public announcement unless the other party has agreed to the substance of such announcement.

                  (b) Neither Craig nor CART or any of its officers, directors or employees (or officers, directors or employees of its subsidiaries) shall, directly or indirectly, make or cause to be made any statements to any third parties criticizing or disparaging the other or commenting on the character or business reputation of the other or relating to the subject matter of this Agreement, but this provision shall not limit the ability or responsibility of either party to

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respond to the best of its knowledge to administrative or regulatory inquiries or to testify to the best of its knowledge in legal proceedings.

                  (c) The above named parties also agree that they shall not disparage, harass, or otherwise direct any improper conduct, either directly or indirectly, towards any of the other above named parties, or any of their agents and employees, personally and in their respective capacities, and any other person or entity representing or succeeding to any person or entity, as a result of or in connection with this matter.

                  (d) The confidentiality and nondisparagement provisions of this Agreement are of the utmost importance to the above named parties, and the parties agree that the provisions of this Section are a material part of this agreement.

         8. Release by CART. In consideration of the rights and obligations created by this Agreement, the receipt and sufficiency of which is hereby acknowledged, CART hereby fully and forever releases and discharges Craig, his heirs, personal representatives, and successors and assigns from and against any and all claims, demands, obligations, actions, liabilities, damages, and other costs and expenses of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, that CART may now have, based in whole or in part upon any act or omission through the date of Craig's separation from employment with CART, including, without limitation, those claims, demands, obligations, actions, liabilities, damages, and costs and expenses arising, directly or indirectly, from or relating to or based upon Craig's employment with CART or separation from employment with CART.

         9. Release by Craig. In consideration of the rights and obligations created by this Agreement, the receipt and sufficiency of which is hereby acknowledged, Craig hereby fully and forever releases and discharges CART, and its subsidiaries, divisions, affiliated companies, directors, officers, shareholders, employees, administrators, agents, attorneys, and predecessors, successors and assigns personally and in their respective capacities, and any other person or entity, representing or succeeding to any such person or entity from and against any and all claims, demands, rights, charges, interests, debts, liabilities, obligations, actions, damages, or causes of action, and other costs and expenses of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, liquidated or unliquidated, contingent or fixed, that Craig may now have or at any future time may have against them, either individually, jointly, or severally, before any municipal, state, federal or international court or governmental or administrative agency, based in whole or in part upon any act or omission which may have occurred from the beginning of time through the date of Craig's separation from employment with CART, including, without limitation, those claims, demands, obligations, actions, liabilities, damages, and costs and expenses arising, directly or indirectly, from or relating to or based upon Craig's employment with CART or separation from employment with CART, including but not limited to wrongful discharge, breach of contract, tort, defamation, negligence, fraud, any state, federal or international civil rights laws, and any rights or causes of action he may have under the

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laws of any state in the United States, including both federal and state law, including the claims that may have been raised before, and any claims under the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), Americans with Disabilities Act, Employee Retirement Income Security Act, or any other international, federal, state or local law relating to employment or discrimination in employment, termination of employment, wages, benefits or otherwise, including under Craig's Employment Agreement or any other agreements, be they written or oral.

         10. Indemnification. For the entire period from the date hereof until at least six years thereafter (i) CART's certificate of incorporation and/or by-laws shall contain the provisions with respect to the indemnification and exculpation from liability set forth in its certificate of incorporation and by-laws as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights of Craig thereunder, and (ii) CART shall maintain in effect its current directors' and officers' liability insurance covering Craig in his capacity as a director and officer of CART with respect to those matters covered by, and subject to the same terms and limitations imposed by, the directors' and officers' liability insurance policy that CART generally provides for its own directors and officers.

         11. No Future Lawsuit. Craig agrees never to file any lawsuit asserting any claims or causes of action that are waived or released under the terms of this Agreement. Without limiting the foregoing, Craig acknowledges and agrees that, if Craig brings any claim or cause of action that is waived or released under this Agreement, Craig shall reimburse CART for all of CART's costs, including, but not limited to, reasonable attorneys' fees, incurred by CART. Craig further acknowledges and agrees that Craig shall relinquish his right to individual damages in connection with any administrative or court proceeding arising out of or relating to any claim or cause of action that is waived or released under this Agreement and, if CART is awarded money damages with respect thereto, Craig shall assign to CART, Craig's right and interest to such money damages.

         The releases provided by CART and Craig in Sections 8 and 9 shall not adversely affect either parties right to enforce the terms of this Agreement.

         12. Acknowledgments. Craig acknowledges that, before entering into this Agreement, Craig had the opportunity to consult with any attorney or other advisor of Craig's choice, and Craig has been advised to do so. Craig further acknowledges that he has entered into this Agreement of his own free will and that no promises or representations have been made to Craig by any person to induce Craig to enter into this Agreement, other than the express terms set forth herein. Specifically, Craig is aware the financial position and prospects of CART and has been provided with the opportunity to investigate on his own behalf the financial situation and future prospects of CART and does not desire any additional information with respect to making the decisions contained in this Agreement, including the relinquishment of all of Craig's right, title and interest to stock options of CART. Craig further acknowledges that he has read this

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Agreement and understands all of its terms, including, but not limited to, the waiver and release of claims set forth herein.

         13. Period for Review and Consideration. Craig acknowledges that he has been given a period of at least twenty-one (21) days to review and consider this Agreement before signing, dating and returning it. Craig understands that he may use as much of the twenty-one (21) day period as he wishes for such period of review and consideration.

         14. Voluntary Execution and Right of Revocation. Craig acknowledges that he has specifically waived any rights under 29 U.S.C. ss.621 et seq. and that all provisions of the Older Workers Benefit Protection Act have been complied with, including that this Agreement has been explained to him. Craig acknowledges that he has been advised herein in writing to consult with an attorney regarding whether he wishes to execute this Agreement. Craig further acknowledges that he has been given a period of twenty-one (21) days within which to consider this Agreement and that by signing this Agreement prior to the expiration of such twenty-one (21) day period that he voluntarily and knowingly waives such twenty-one (21) day period. Craig further acknowledges that he hereby voluntarily and knowingly waives such twenty-one (21) day period without fraud, misrepresentations, or threat.

         Craig may not revoke this Agreement after signing it, except to the extent of Craig's waiver and release of claims under the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act) by delivering a signed revocation notice within seven (7) days of Craig's signing and dating this Agreement:

         To CART as follows:
         Championship Auto Racing Teams, Inc.
         755 West Big Beaver Road, Suite 800
         Troy, MI  48084
         Attention:  President
         (248) 362-8800
         (248) 362-8810

         For a revocation to be effective, the President of CART must receive the signed revocation notice no later than the close of business on the seventh
(7th) day after Craig signs and dates this Agreement. Upon a revocation by Craig, this Agreement shall continue in full force and effect, except to the extent of Craig's waiver and release of claims under the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), and Craig shall, as of the date of such revocation, release CART's obligation for all payments paid to Craig under this Agreement, and reimburse CART for the full amount of any payments previously made under this Agreement, including interest thereon.

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         Finally, Craig acknowledges that no promise, inducement or agreement not expressed herein has been made by anyone to influence execution of this Agreement, and that he is entering into this Agreement of his own voluntary act and deed.

         15. Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by fax, as follows:

         To Craig:

         Andrew H. Craig

         --------------------------------

         --------------------------------


         In each instance with a copy to:

         David J. Szymanski, Esq.
         2000 Town Center, Suite 900
         Southfield, MI  48075-1100

         To CART:

         Championship Auto Racing Teams, Inc.
         755 West Big Beaver Road, Suite 800
         Troy, MI  48084
         Attention:  President
         Fax:  (248) 362-8810

         In each instance with a copy to:

         Jack A. Bjerke, Esq.
         Baker & Hostetler LLP
         65 East State Street
         Suite 2100
         Columbus, OH  43215

or to such other person or address as any party shall specify by notice in writing to the party or parties entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (a) if by personal delivery on the day of delivery, (b) if by certified mail or registered mail, on the fifth business day after the mailing thereof,
(c) if by next-day or overnight mail or delivery, on the next day following the day on

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which it was sent or (d) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail or next-day or overnight mail or delivery.

         16. Governing Law. The validity, interpretation, construction and performance of this Agreement (and every other issue arising hereunder) shall be governed by the laws of the State of Michigan, without giving effect to the principles of conflicts of laws of such state.

         17. Successors; Binding Agreement.

                  (a) This Agreement shall be binding upon and inure to the benefit of CART and any successor of or to CART.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Craig's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         20. Validity. If and to the extent that any of the parties breach part or all of any provision of this Agreement, such alleged breach shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect. Similarly, if, and to the extent that, any court of competent jurisdiction holds that part or all of any provision of this Agreement is invalid, such invalidity shall not affect the balance of that provision or the remaining provisions of this Agreement, which shall remain in full force and effect.

         21. Non-Waiver. No failure by any party to insist upon strict compliance with any term of this Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of the other shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this Agreement.

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         22. Captions and Section Headings. Captions and Section headings used herein are for convenience and are not part of this Agreement and shall not be used in construing this Agreement.

         23. Further Assurances. Each party hereto shall execute such additional documents and do such additional things as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.



                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.



                                            By: /s/ Robert W. Rahal
                                               ---------------------------------
                                               Robert W. Rahal, President



                                                /s/ Andrew H. Craig
                                               ---------------------------------
                                               Andrew H. Craig



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